LPT VARIABLE INSURANCE SERIES TRUST

                        FORM OF SUB-ADVISORY AGREEMENT

     AGREEMENT dated as of ________________, 1997, among Robertson Stephens & Company (RSC) Investment Management, L.P., a _____________ partnership (the "Sub-Adviser"), LPIMC Insurance Marketing Services, a California corporation (the "Adviser"), and LPT Variable Insurance Series Trust, a Massachusetts business trust (the "Trust").

     WHEREAS, Adviser has entered into an Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated January 9, 1996, with the Trust, under which Adviser has agreed to act as investment adviser to the Trust, which is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Advisory Agreement provides that the Adviser may engage a sub-adviser or sub-advisers for the purpose of managing the investments of the Portfolios of the Trust; and

     WHEREAS, the Adviser desires to retain Sub-Adviser, which is engaged in the business of rendering investment management services, to provide certain sub-investment advisory services for the investment portfolio(s) of the Trust listed on EXHIBIT A hereto (the "Portfolio") of the Trust as more fully described below; and

     WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by Sub-Adviser to Adviser with respect to the Portfolio and the terms and conditions under which such services will be rendered.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. SERVICES OF SUB-ADVISER. The Sub-Adviser shall act as investment sub-adviser to the Adviser with respect to the Portfolio. In this capacity, Sub-Adviser shall have the following responsibilities:

          (a) to furnish continuous investment information, advice and recommendations to the Adviser as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

          (b) to cause its officers to attend meetings of the Adviser or the Trust and furnish oral or written reports, as the Adviser may reasonably require, in order to keep the Adviser and its officers and the Trustees of the Trust and appropriate officers of the Trust fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations;

          (c) to furnish such statistical and analytical information and reports as may reasonably be required by the Adviser from time to time; and

          (d) to supervise and place orders for the purchase, sale, exchange and conversion of securities as directed by the appropriate officers of the Trust or of the Adviser.

     2. OBLIGATIONS OF THE ADVISER. The Adviser shall have the following obligations under this Agreement:
          (a) to keep the Sub-Adviser continuously and fully informed as to the composition of the Portfolio's investment securities and the nature of the Portfolio's assets and liabilities;

          (b) to keep the Sub-Adviser continually and fully advised of the Portfolio's investment objectives, and any modifications and changes thereto, as well as any specific investment restrictions or limitations;

          (c) to furnish the Sub-Adviser with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Trust to shareholders or to any governmental body or securities exchange and to inform the Sub-Adviser of the results of any audits or examinations by regulatory authorities pertaining to the Portfolio, if these results affect the services provided by the Sub-Adviser pursuant to this Agreement;

          (d) to furnish the Sub-Adviser with any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement; and

          (e) to compensate the Sub-Adviser for its services under this Agreement by the payment of fees as set forth in EXHIBIT B attached hereto.

     3. PORTFOLIO TRANSACTIONS. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Portfolio with broker-dealers selected by the Sub-Adviser. In executing portfolio transactions and selecting broker-dealers, the Sub-Adviser will use its best efforts to seek best execution on behalf of the Portfolio. In assessing the best execution available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker/dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Sub-Adviser, an affiliate of the Sub-Adviser (to the extent permitted by law) or another investment adviser of the Portfolio exercises investment discretion. The Sub-Adviser is authorized to cause the Portfolio to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of the commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

     4. MARKETING SUPPORT. The Sub-Adviser shall provide marketing support to the Adviser in connection with the sale of Trust shares and/or the sale of variable annuity and variable life insurance contracts issued by London Pacific Life & Annuity Company and its affiliates which may invest in the Trust (collectively, the "Life Company") which relate to the Portfolio, as reasonably requested by the Adviser. Such support shall include, but not necessarily be limited to, presentations by representatives of the Sub-Adviser at investment seminars, conferences and other industry meetings. Any materials utilized by the Adviser which contain any information relating to the Sub-Adviser shall be submitted to the Sub-Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Sub-Adviser which contain any information relating to the Adviser, the Life Company (including any information relating to its separate accounts or variable annuity or variable life insurance contracts) or the Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Sub-Adviser.

     5. SERVICE MARK. RSIM, as the owner of the service mark "Robertson, Stephens Diversified Growth", has sublicensed the Robertson, Stephens Diversified Growth Portfolio to include the words "Robertson, Stephens" and "Diversified Growth" as part of its corporate name, subject to revocation by RSC in the event that the Portfolio ceases to engage RSIM or its affiliates as sub-adviser. The Portfolio will be required upon demand of RSIM to change its corporate name to delete the words "Robertson, Stephens" and "Diversified Growth" therefrom. This Agreement will thereupon automatically terminate and a new contract will, at such time, be submitted to a vote of the shareholders of the Portfolio.

     6. GOVERNING LAW. The Agreement shall be construed in accordance with and governed by the laws of the State of California.

     7. EXECUTION OF AGREEMENT. This Agreement will become binding on the parties hereto upon their execution of the attached Exhibit B to this Agreement.

     8. COMPLIANCE WITH LAWS. The Sub-Adviser represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Declaration of Trust, Bylaws and current registration statement applicable to the Portfolio, current copies of which shall be provided to the Sub-Adviser by Adviser, and with the instructions and direction of the Adviser and the Trust's Trustees, and will conform to and comply with the 1940 Act and all other applicable federal or state laws and regulations.

     9. TERMINATION. This Agreement may be terminated at any time, without penalty, by the Adviser or by the Trust by giving sixty (60) days' written notice of such termination to the Sub-Adviser at its principal place of business, provided that such termination is approved by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Portfolio. This Agreement may be terminated at any time by the Sub-Adviser by giving 60 days written notice of such termination to the Trust and the Adviser at their respective principal places of business.

    10.    ASSIGNMENT.    This  Agreement shall terminate automatically in the
event of any assignment (as that term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement).

    11. TERM. This Agreement shall begin on the date of its execution and unless sooner terminated in accordance with its terms shall continue in effect for two years from that date and from year to year thereafter provided continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as the term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of the Trust or the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

    12. AMENDMENTS. This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

    13. INDEMNIFICATION. The Adviser shall indemnify and hold harmless the Sub-Adviser, its affiliates, and their respective officers, directors, principals, employees, members, agents and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of (i) any matter to which the Sub-Advisory Agreement relates, (ii) any breach by the Adviser, or its directors, officers, partners, employees or agents of any fiduciary duty owed to the Trust, (iii) any violation by the Adviser of any federal or state securities law or any other applicable law or regulation relating to its activities contemplated hereunder or (iv) the gross negligence, malfeasance or bad faith of the Adviser or any of its affiliates, directors, officers, partners, employees, members or agents. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Sub-Advisory
Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Sub-Adviser or such controlling persons; provided that failure to provide such notice shall not affect Adviser's obligation under this paragraph unless the failure to notify materially precludes the defense of such claim. In the event that the Adviser, within 20 days of receiving such notice, fails to assume the defense of the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action, on behalf of and for the account and risk of the Adviser.

     The Sub-Adviser shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damage, or expense described in the foregoing indemnity, but only with respect to the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Sub-Advisory Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Sub-Adviser, the Sub-Adviser shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Sub-Adviser by the provisions of subsections (i) and
(ii)  of  the  last  sentence  of  the  previous  paragraph.

    14. DISPUTES. The parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute arising between or among the parties or any of their affiliates arising out of, relating to or in connection with this Agreement, such dispute shall be resolved exclusively by arbitration to be conducted only in San Francisco, California in accordance with the rules of the Judicial Arbitration and Mediation Service ("JAMS"), applying the laws of California. The parties agree that such arbitration shall be conducted by a retired judge who is experienced in resolving disputes, regarding the securities business, that discovery shall not be permitted except as required by the rules of JAMS, that the arbitration award shall not include factual findings or conclusions of law and that no punitive damages shall be awarded. The parties understand that any party's right to appeal or seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction.


LPT  VARIABLE  INSURANCE  SERIES  TRUST


By:  _______________________________

Title:  ____________________________

LPIMC  INSURANCE  MARKETING  SERVICES

By:  _______________________________

Title:  ____________________________

ROBERTSON,  STEPHENS  &  COMPANY
INVESTMENT  MANAGEMENT,  L.P.

By:  ______________________________

Title:  ___________________________



                                   EXHIBIT A

                      LPT VARIABLE INSURANCE SERIES TRUST


     The following Portfolios of LPT Variable Insurance Series Trust are subject to this Agreement:


               Robertson  Stephens  Diversified  Growth  Portfolio



                                    EXHIBIT B

                      LPT VARIABLE INSURANCE SERIES TRUST

                           SUB-ADVISORY COMPENSATION



     For all services rendered by Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all services rendered hereunder, monthly a fee of:

     Robertson  Stephens  Diversified  Growth  Portfolio

          .70% of first $10 million on an annualized basis of average daily net assets under management

          .65% of next $25 million on an annualized basis of average daily net assets under management

          .60% of next $165 million on an annualized basis of average daily net assets under management

          .55% on an annualized basis of average daily net assets under management over and above $200 million.


LPT  VARIABLE  INSURANCE  SERIES  TRUST


By:  _______________________________

Title:  ____________________________

LPIMC  INSURANCE  MARKETING  SERVICES

By:  _______________________________

Title:  ____________________________

ROBERTSON,  STEPHENS  &  COMPANY
INVESTMENT  MANAGEMENT,  L.P.

By:  ______________________________

Title:  ___________________________


A Copy of the document establishing the Trust is filed with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of each Portfolio.